                                                                     Exhibit 5.1


                                  July 15, 1999




AppNet Systems, Inc.
6707 Democracy Boulevard
Suite 1000
Bethesda, Maryland  20817

Ladies and Gentlemen:

         We have acted as special counsel for AppNet Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of 5,014,139 shares of the Company's common stock, par value $0.0005 per share ("Common Stock"), (a) issuable upon exercise of options which have been or may be granted under the Company's 1999 Stock Incentive Plan (the "1999 Plan"), the Company's 1998 Stock Option and Incentive Plan, as amended and restated (the "1998 Plan"), the Century Computing Incorporated Incentive Stock Option Plan, as amended (the "Century Plan") and the Internet Outfitters, Inc. 1996 Incentive Stock Option Plan, as amended (the "Internet Outfitters Plan," together with the 1999 Plan, the 1998 Plan and the Century Plan, the "Stock Option Plans"), (b) which were issued upon the exercise of options granted under the 1998 Plan and the Century Plan, (c) which were issued under certain Senior Management Agreements by and between the Company and each of Ronald B. Alexander, Anne Filippone, Robert G. Harvey, Robert D. McCalley, Jack Pearlstein and Toby Tobaccowala (collectively, the "Senior Management Agreements") and (d) which were issued under certain Stock Purchase Agreements by and between the Company and each of Barbara Barnes, Julie Colton, Robert George, Thomas Meloche, Robert Simms and Andrew Stern (collectively, the "Stock Purchase Agreements"). The Stock Option Plans, the Senior Management Agreements and the Stock Purchase Agreements are collectively referred to herein as the "Employee Benefit Plans". All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy or such assumptions or items relied upon.

AppNet Systems, Inc.
July 15, 1999
Page 2


         This opinion is delivered to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumption or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials, officers or other representatives of the Company and its subsidiaries and other persons and such other documents and (iii) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others and assume compliance on the part of all parties to the Employee Benefit Plans with their covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to representation of the Company in connection with the Employee Benefit Plans.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. The shares of Common Stock issued under the Senior Management Agreements and the Stock Purchase Agreements and upon the exercise of options granted under the 1998 Plan and the Century Plan have been validly issued, fully paid and nonassessable.

         2. The shares of Common Stock, when issued, delivered and paid for (with the consideration received by the Company being not less than the par value thereof) in

AppNet Systems, Inc.
July 15, 1999
Page 3



accordance with the Stock Option Plans and any agreement applicable to such shares, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

         The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the registration of the shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                   By: /s/ Vasiliki B. Tsaganos
                                      ------------------------------------------
                                      Vasiliki B. Tsaganos